UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
   PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES AND EXCHANGE ACT OF 1934

           Date of Report (Date of earliest reported): April 18, 2006

                               MANARIS CORPORATION

             (Exact name of registrant as specified in its charter)



           NEVADA                     000-33199                 88-0467848
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(State or other jurisdiction    (Commission File No.)        (IRS Employer ID)
     of incorporation)

                          1155 Rene-Levesque Blvd. West
                                   Suite 2720
                                Montreal, Quebec
                                 Canada H3B 2K8
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              (Address of principal executive offices and Zip Code)

                                 (514) 337-2447
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              (Registrant's telephone number, including area code)


                                 WITH COPIES TO:
                               DARRIN OCASIO ESQ.
                       SICHENZIA ROSS FRIEDMAN FERENCE LLP
                             1065 AVENUE OF AMERICAS
                            NEW YORK, NEW YORK 10018
                      Tel:(212) 930-9700 Fax:(212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


ITEM 2.01 COMPLETION OF ACQUISITION OF ASSETS

On April 18, 2006, Manaris Corp. ("Manaris") and its wholly-owned subsidiary, Avensys Inc. ("Avensys"), consummated an Asset Purchase Agreement (the "ITF Agreement") to acquire the manufacturing assets of ITF Optical Technologies, Inc. ("ITF"). The purchase price to be paid for the manufacturing assets pursuant to the ITF Agreement is USD $1,493,748 (CAD $1,750,000), comprised of USD $640,178 (CAD $750,000) in cash and approximately 2,550,000 shares of Manaris common stock.

In addition, pursuant to the ITF Agreement, ITF's research and development assets and intellectual property rights (the "R&D assets") will be purchased by and combined with Avensys Laboratories, Inc., Avensys' research and development partner. Avensys currently owns 49% of the voting stock of Avensys Laboratories. The purchase price to be paid for the R&D assets is 580,000 shares of common stock and 2,000,000 shares of Class E preferred stock of Avensys Laboratories (the "Avensys Laboratories Shares"), which are to be issued to the preferred shareholders of ITF (the "ITF Preferred Shareholders"). In the aggregate, the Avensys Laboratories Shares to be issued pursuant to the ITF Agreement represent 58% of the voting stock of Avensys Laboratories. As a result of the ITF Agreement, Avensys' ownership of the voting stock of Avensys Laboratories will decrease from 49% to 42%.

In connection with the ITF Agreement, the following agreements were effectuated:

         o A License Agreement was entered into between Avensys and Avensys Laboratories, pursuant which Avensys was granted an exclusive license to use Avensys Laboratories' intellectual property and patent improvements, as defined in the License Agreement, in order to develop and sell products incorporating Avensys Laboratories' intellectual property. As consideration for the license, Avensys will be making royalty payments. Pursuant to the License Agreement, Avensys Laboratories will continue to conduct research and development for the mutual benefit of both parties.

         o A Shareholder Agreement was entered into between Avensys and the ITF Preferred Shareholders. Pursuant to the Shareholder Agreement, the ITF Preferred Shareholders shall not transfer any Avensys Laboratories Shares for a period of three years, subject to certain exceptions. Thereafter, between April 1, 2009 and October 1, 2009, each ITF Preferred Shareholder shall have the option to either (i) sell the Avensys Laboratories Shares to Avensys for its proportionate share of approximately USD $1,750,000 (CAD $2,000,000), or (ii) exchange the Avensys Laboratories Shares for freely tradable shares of Manaris common stock equal to its proportionate share of approximately USD $1,300,000 (CAD $1,500,000) divided by US $0.3420 (CAD
                  $0.3920) per share.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements and (b) Pro Forma Financial Information

Any financial statements or pro forma financial information required by this item will be filed no later than 71 calendar days after April 4, 2006, which is the date the initial report on Form 8-K was filed.

(c) Exhibits



            Exhibit       Description
            -------       -----------

             10.1 Asset Purchase Agreement dated April 4, 2006. (as incorporated by reference to the registrant's Current Report on Form 8-K filed on April 10, 2006).

             10.2         Shareholder Agreement

             10.3         License Agreement

             99.1         Press Release dated April 19, 2006

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               MANARIS CORPORATION



Dated: April 24, 2006         By:  /s/ John G. Fraser
                                   -------------------
                                   John G. Fraser
                                   President and Chief
                                   Executive Officer